                                  EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of TCA Cable TV, Inc. (the "Company") on Form S-8 of our report dated January 15, 1998, on our audits of the consolidated financial statements of the Company as of October 31, 1997 and for the years ended October 31, 1997 and 1996, which report is included in the Company's Annual Report on Form 10- K. We also consent to the reference to our firm under the caption "Experts."


                                            PricewaterhouseCoopers LLP


Dallas, Texas
April 23, 1999